Exhibit 99.1

Conversion Exploration Committee of Texas Pacific Land Trust
Provides Year-End Update

DALLAS (Dec. 23, 2019) – The Conversion Exploration Committee (the “Committee”) of Texas Pacific Land Trust (NYSE: TPL) (the “Trust” or “TPL”) today provided the fourth in a series of updates on its deliberations.

The Committee has continued its work following its update release of December 4 and is continuing to consult with the Trust’s advisors regarding steps to effectuate the Trust’s conversion or reorganization to a corporate structure. As part of this work, the Committee has been evaluating corporate governance terms that may be reflected in the organizational documents of the resulting corporation to be proposed as part of the Committee’s final recommendations to the Trustees. In light of the Committee’s positive ongoing deliberations, the Committee has extended its term through the end of January 2020.

Although its deliberations are confidential, the Committee will continue to provide monthly progress reports to shareholders as required by its Charter before issuing a final recommendation to the Trustees as to the structure of the proposed conversion or reorganization.

The Committee is chaired by John R. Norris III and David E. Barry, the Trustees of TPL. Its additional members are (in alphabetical order): General Donald G. Cook, USAF (Retired); Craig Hodges, Chief Executive Officer of Hodges Capital; Dana McGinnis, Founder and Chief Investment Officer of Mission Advisors; Eric L. Oliver, Founder and President of SoftVest Advisors and Murray Stahl, Chairman of Horizon Kinetics.

About Texas Pacific Land Trust

Texas Pacific Land Trust is one of the largest landowners in the State of Texas with approximately 900,000 acres of land in West Texas. The Trust was organized under a Declaration of Trust to receive and hold title to extensive tracts of land in the State of Texas, previously the property of the Texas and Pacific Railway Company, and to issue transferable Certificates of Proprietary Interest pro rata to the holders of certain debt securities of the Texas and Pacific Railway Company. Texas Pacific Land Trust’s Trustees are empowered under the Declaration of Trust to manage the lands with all the powers of an absolute owner.

Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on TPL’s beliefs, as well as assumptions made by, and information currently available to, TPL, and therefore involve risks and uncertainties that are difficult to predict. Generally, future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” and the words “believe,” “anticipate,” “continue,” “intend,” “expect” and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding the proposed conversion of TPL into a corporation (the “Proposed Conversion”) and other references to strategies, plans, objectives, expectations, intentions, assumptions, future operations and prospects and other statements that are not historical facts. You should not place undue reliance on forward-looking statements. Although TPL believes that plans, intentions and expectations, including those regarding the Proposed Conversion, reflected in or suggested by any forward-looking statements made herein are reasonable, TPL may be unable to achieve such plans, intentions or expectations and actual results, performance or achievements may vary materially and adversely from those envisaged in this news release due a number of factors including, but not limited to: a determination of the Committee not to recommend the Proposed Conversion to the Trustees; a determination of the Trustees not to approve the Proposed Conversion; the occurrence of any event, change or other circumstances that could give rise to the abandonment of the Proposed Conversion; changes in the expected timing and likelihood of completion of the Proposed Conversion; uncertainties as to the timing of the Proposed Conversion; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Proposed Conversion; unexpected costs, charges or expenses resulting from the Proposed Conversion; risks related to disruption of management time from ongoing business operations due to the Proposed Conversion; the initiation or outcome of potential litigation; and any changes in general economic and/or industry specific conditions. Except as required by law, TPL undertakes no obligation to publicly update or revise any such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or referred to herein, see TPL’s annual report on Form 10-K and quarterly reports on Form 10-Q filed with the SEC.

Contacts

Abernathy MacGregor
Sydney Isaacs / Jeremy Jacobs
(713) 343-0427 / (212) 371-5999
sri@abmac.com / jrj@abmac.com